UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-A
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Kforce Inc.
Exact name of registrant as specified in its charter
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Florida	59-3264661
State or other jurisdiction of incorporation	IRS Employer Identification No.
1150 Assembly Drive Suite 500	33607
Address of principal executive offices	Zip Code
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which class is to be registered:
Common Stock, par value $0.01 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE
Kforce Inc. (the “Registrant”) is filing this Registration Statement on Form 8-A in connection with the transfer of the listing of its common stock, $0.01 par value per share (the “Common Stock”), from The Nasdaq Stock Market LLC (“Nasdaq”) to The New York Stock Exchange (the “NYSE”).
The Common Stock will trade on the NYSE under the symbol “KFRC”. The Registrant expects the listing and trading of its Common Stock on Nasdaq to cease at the close of trading on or about May 17, 2024, and the listing and trading of its Common Stock on the NYSE to begin at market open on or about May 20, 2024.
Item 1. Description of Registrant’s Securities to be Registered.
The description of the Common Stock under the caption “Description of Common Stock” included in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 (File No. 000-26058), filed with the Securities and Exchange Commission on February 21, 2020, is incorporated by reference herein, except that any reference to Nasdaq is hereby amended to refer to the NYSE.
Item 2. Exhibits.
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

 SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KFORCE INC.
(Registrant)

Date:	May 20, 2024	By:	/s/ JOSEPH J. LIBERATORE
Joseph J. Liberatore
President and Chief Executive Officer